Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2013 relating to the financial statement and the effectiveness of internal control over financial reporting, which appears in Phoenix New Media Limited’s Annual Report on Form 20-F for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

September 16, 2013

普华永道中天会计师事务所(特殊普通合伙)北京分所

PricewaterhouseCoopers Zhong Tian LLP, Beijing Branch, 26/F Office Tower A

Beijing Fortune Plaza, 7 Dongsanhuan Zhong Road, Chaoyang District, Beijing 100020, PRC

T: +86 (10) 6533 8888, F: +86 (10) 6533 8800, www.pwccn.com